Exhibit (17)(d)
FORM OF PROXY CARD
Incline Capital Trend Following Fund
Special Meeting of Shareholders – [______], 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE INCLINE CAPITAL TREND FOLLOWING FUND (THE “FUND”) FOR THE SPECIAL MEETING OF SHAREHOLDERS (THE “MEETING”) OF NORTHERN LIGHTS FUND TRUST (THE “TRUST”), AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE TRUST AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.
The undersigned, with respect to the shares described below, hereby appoints [ • ] and [ • ], and each of them, proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of beneficial interest of the Fund which the undersigned is entitled to vote at the Meeting to be held at [__:__ __ .m.] (Eastern time), on [ • ], 2011, at [450 Wireless Boulevard, Hauppauge, NY 11788 ], and any adjournment(s) or postponement(s) thereof. In their discretion, the proxies, and each of them, also are authorized to vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

VOTE VIA THE TELEPHONE	VOTE VIA THE INTERNET	VOTE BY MAIL
1. Read the Prospectus/Proxy Statement and have this card at hand	1. Read the Prospectus/Proxy Statement and have this card at hand	1. Read the Prospectus/Proxy Statement 2. Mark the appropriate box(es) on this proxy card
2. Call toll-free at [1-__-__-____] and follow the recorded instructions	2. Log on to [ • ] and follow the on-screen instructions	3. Sign and date this proxy card
3. If you vote via the telephone, you do not need to mail this proxy card	3. If you vote via the Internet, you do not need to mail this proxy card	4. Mail your completed proxy card in the enclosed envelope
Should you have any questions about the proxy materials or how to provide instructions regarding your vote, please contact our proxy information line toll-free at [_____]. Representatives are available [Monday] through [Friday] [_]:00 a.m. to [_]p.m. Eastern Time.
Important Notice Regarding the Availability of Proxy Materials for the Meeting
The proxy statement for the Meeting is available at : www.[___________].
YOUR VOTE IS IMPORTANT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED BELOW, OR “FOR” THE PROPOSAL IF YOU SIGN, DATE AND RETURN THIS PROXY BUT NO CHOICE IS INDICATED.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROSPECTUS/PROXY STATEMENT, DATED [ • ], 2011, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN.
Note: Please sign exactly as name(s) appears above. If shares are held in the name of joint owners, each must sign. If signing as an attorney-in-fact, executor, administrator, trustee, guardian, custodian for a minor or some other representative capacity please give full title as such. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by an authorized person and indicate the signer’s title.

Signature		Date

	Signature (Joint Owners)	Date

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW.
IF YOU RECEIVED MORE THAN ONE BALLOT BECAUSE YOU HAVE MULTIPLE INVESTMENTS IN THE FUND, PLEASE REMEMBER TO VOTE ALL OF YOUR BALLOTS!
PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PLEASE SIGN, DATE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET.

		FOR	AGAINST	ABSTAIN

Proposal 1:	Approval of the Agreement and Plan of Reorganization by and among Highland Funds II (the “Acquiring Trust”), on behalf of the Highland Trend Following Fund (the “Acquiring Fund”), Northern Lights Fund Trust (the “Acquired Trust”), on behalf of the Incline Capital Trend Following Fund (the “Acquired Fund”), and, for purposes of Section 9.2 only, Highland Funds Asset Management, L.P., which provides for the acquisition of the assets of the Acquired Fund in exchange for Class A shares of the Acquiring Fund and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund. A vote in favor of this proposal will also constitute a vote in favor of the liquidation and dissolution of the Acquired Fund in connection with the reorganization.	☐	☐	☐
PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD